UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-14445 (Commission File Number)	58-0281900 (I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia (Address of principal executive officers)	30342 (Zip Code)

Registrant’s telephone number, including area code: (404) 443-2900

Item 5. Other Events

      On October 30, 2003, Haverty Furniture Companies, Inc. (“Havertys”) issued a press release announcing the retirement of a director, the naming of two new directors and an increase in the quarterly cash dividend. A copy of the press release is furnished as Exhibit 99.0 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

99.0	Press Release of Haverty Furniture Companies, Inc., dated October 30, 2003.

99.1	Press Release of Haverty Furniture Companies, Inc., dated October 29, 2003.

Item 12. Results of Operations and Financial Condition

      On October 29, 2003, Havertys issued a press release regarding its results of operations for the third quarter of 2003, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC. (Registrant)

Date: October 31, 2003	By: /s/ Jenny H. Parker

Jenny H. Parker Vice President, Secretary and Treasurer

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